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                                                                   EXHIBIT 10.4

                      AMENDED AND RESTATED OPTION AGREEMENT

                 entitling the holders to acquire common shares
                                in the capital of

                    MACDONALD, DETTWILER AND ASSOCIATES LTD.

                  (amalgamated pursuant to the laws of Canada)

         WHEREAS the Optionholders and Holdco entered into an amended and restated secondary option agreement (the "ORIGINAL OPTION AGREEMENT") dated June 29, 2000, pursuant to which Holdco granted the Optionholders an option to purchase certain common shares in the capital of the Corporation;

         AND WHEREAS in accordance with the terms of the Letter Agreement (as defined below), the parties thereto agreed, among other things, to amend and restate the terms of the Original Option Agreement (which are hereby repealed and replaced in their entirety) on the terms and conditions set out herein;

         In consideration of the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

1. DEFINITIONS. As used in this Option Agreement, the following terms have the following meanings:

         (a) "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" means the amended and restated registration rights agreement dated of even date herewith among the CAI Entities, CAI Managers & Co., L.P, Numberco, the Institutional Investor, Holdco and Orbital;

         (b) "ARM'S LENGTH" has the meaning specified in the Income Tax Act (Canada);

         (c) "BUSINESS DAY" means any day of the year, other than a Saturday, a Sunday and any statutory holiday in Vancouver, British Columbia, Toronto, Ontario or New York, New York;

         (d) "CAI ENTITIES" means CAI Capital Partners and Company II, L.P., CAI Partners and Company II, L.P., and CAI Capital Partners and Company II-C, L.P., and "CAI ENTITY" means any one of them;

         (e) "CAPITAL REORGANIZATION EVENT" has the meaning ascribed thereto in Section 8(a);


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         (f)      "COMMON SHARES" means common shares of the Corporation;

         (g)      "CORPORATION" means MacDonald, Dettwiler and Associates Ltd.;

         (h)      "CUSTODIAL AGENT" has the meaning ascribed thereto in Section
                  18(a);

         (i)      "EXERCISE PRICE" has the meaning ascribed thereto in Section
                  2;

         (j)      "HOLDCO" means MDA Holdings Corporation;

         (k)      "HOLDCO FLOOR PRICE" has the meaning ascribed thereto in
                  Section 11(d);

         (l)      "HOLDCO SALE PRICE" has the meaning ascribed thereto in
                  Section 11(d);

         (m)      "INSOLVENCY OPTION EVENT" means

                  (i) If Orbital shall become subject to Chapter 11 proceedings or other proceedings under U.S. bankruptcy or similar laws and, in the event of an involuntary proceeding, the continuance of such proceeding for a period of 30 consecutive calendar days;

                  (ii) If there shall be a material breach of the covenants set forth in Section 9 or Section 3.7 of the Amended and Restated Registration Rights Agreement; or

                  (iii) If there shall be any filing under Canadian, U.S. or other bankruptcy or similar laws in respect of Holdco and, in the event of an involuntary proceeding, the continuance of such proceeding for a period of 30 consecutive calendar days.

         (n)      "INSTITUTIONAL INVESTOR" means Ontario Teachers Pension Plan
                  Board;

         (o) "LETTER AGREEMENT" means the letter agreement dated April 12, 2001 among the CAI Entities, Numberco, the Institutional Investor, Holdco and Orbital;

         (p)      "NUMBERCO" means 597858 B.C. Ltd.;

         (q)      "OFFER" has the meaning ascribed thereto in Section 11(a);

         (r)      "OPTIONS" has the meaning ascribed thereto in Section 2;

         (s) "OPTION AGREEMENT" means this amended and restated option agreement, including any schedules attached hereto;


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         (t)      "OPTIONED SHARES" has the meaning ascribed in Section 2;

         (u)      "OPTIONHOLDERS" has the meaning ascribed thereto in Section 2;

         (v)      "OPTIONHOLDER FLOOR PRICE" has the meaning ascribed thereto in
                  Section 11(e);

         (w)      "OPTIONHOLDER SALE PRICE" has the meaning ascribed thereto in
                  Section 11(e);

         (x)      "OPTIONS" has the meaning ascribed thereto in Section 2;

         (y)      "ORBITAL" means Orbital Sciences Corporation;

         (z) "PERSON" means a natural person, partnership, limited partnership, limited liability company, body corporate, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental entity, and pronouns have a similarly extended meaning;

         (aa) "PLEDGE AND CUSTODIAL AGREEMENT" has the meaning ascribed thereto in Section 18(a);

         (bb) "PURCHASED SHARES" has the meaning ascribed thereto in the Letter Agreement;

         (cc) "PURCHASE PRICE" means the purchase price per Common Share as set out in the Letter Agreement, which, prior to any adjustments in accordance with the Letter Agreement, shall be Cdn $14.00 per Common Share;

         (dd) "PURCHASERS" means the CAI Entities and Numberco, and "PURCHASER" means any one of them;

         (ee) "REMAINING SHARES" has the meaning ascribed thereto in Section 11(a);

         (ff) "SOURCING AND STRUCTURING FEE" has the meaning ascribed thereto in Section 7(a);

         (gg) "SUBSIDIARY" means a subsidiary of the Corporation within the meaning of the Canada Business Corporations Act;

         (hh) "TERMINATION DATE" means May 31, 2001 or in the event that any Optionholder or any transferee or assignee is unable to obtain financing or all necessary regulatory approvals in connection with any intended exercise of an Option prior to such time, such date not later

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                                      -4-

                  than June 30, 2001 as specified by such Optionholder in writing on or prior to May 31, 2001; and

         (ii)     "TRANSFER" has the meaning ascribed thereto in Section 9(a).

2. GRANT OF OPTIONS. Holdco hereby grants the Purchasers (the Purchasers and any subsequent assignee or transferee being called the "OPTIONHOLDERS" or "HOLDERS" and any one of them an "OPTIONHOLDER" or "HOLDER") the irrevocable right and option (the "OPTIONS"), exercisable at any time or from time to time on or prior to the Termination Date, to acquire from Holdco an aggregate of 5,650,000 Common Shares (as adjusted in accordance with Section 8 hereof) (the "OPTIONED SHARES") free of any and all liens or encumbrances, for an exercise price (the "EXERCISE PRICE") of Cdn $14.25 per Optioned Share (as adjusted in accordance with Sections 8 and 27 hereof and subject to Section 7 hereof), upon the terms and conditions set out in this Option Agreement.

3. TERMINATION OF OPTION. Notwithstanding anything to the contrary contained herein, if an Insolvency Option Event occurs on or prior to the Termination Date, each Optionholder shall be entitled, in its sole discretion at any time prior to the Termination Date, to immediately terminate this Agreement with respect to such Optionholder and by notice in writing to Holdco, whereupon the Option represented hereby shall be deemed to be automatically exercised for an exercise price per Optioned Share equal to the Exercise Price; provided, however, that in no event shall any of the Optioned Shares subject to such exercise be transferred to any Optionholder prior to the payment of the Exercise Price therefor in accordance with Sections 5, 7 and 27; and provided further, that the obligations of the Purchasers pursuant to Section 11(e) shall survive any termination of this Agreement pursuant to this
         Section 3.

4. NO EXERCISE AFTER EXPIRY. If an Optionholder has not given notice of exercise of the Option to Holdco in full or the Option has not otherwise been exercised on or prior to the Termination Date, the unexercised portion of the Option shall thereafter be void.

5.       EXERCISE OF OPTION.

         (a) An Optionholder may exercise the Options by giving notice of exercise to Holdco, at any time, in whole or in part, on or prior to the Termination Date. Such notice shall set out the number or percentage of Common Shares the Optionholder is acquiring. Within 3 Business Days of the date of the delivery of a notice of exercise, payment in accordance with Section 13 by the Optionholder of the Exercise Price of the Common Shares which may be acquired pursuant to such exercise

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                  (prior to taking into account the payment set out in Section
                  7) shall be delivered to Holdco and simultaneously therewith the Common Shares shall be transferred by Holdco and a certificate for the Common Shares purchased shall be delivered by Holdco to the Optionholder either endorsed in blank or accompanied by a duly completed, transferable stock power of attorney (with signatures "medallion" guaranteed and together with any other documents required by MDA's transfer agent in connection with such purchase). In addition, in connection with any exercise of the Option, the provisions of Section 12(d) shall apply mutatis mutandis with respect to the completion of any such exercise.

         (b) At any time prior to the Termination Date, an Optionholder may, in lieu of exercising any of the Options that it is entitled to exercise in accordance with this Option Agreement, provide written notice to Holdco requesting Holdco to sell any or all of the Optioned Shares with respect to those Options pursuant to a public offering in respect of which the price at which the Optioned Shares to be sold pursuant to such public offering as set out in the applicable underwriting agreement (the "PUBLIC OFFERING SALE PRICE") is expected to be determined prior to the Termination Date. If an Optionholder gives such notice, Holdco and Orbital agree to co-operate in full with the Optionholder in connection with such public offering, including without limitation, participating in the prospectus process, assisting with access for due diligence purposes, and signing any requested underwriting or indemnification agreements on terms not materially more adverse to them than those applicable in the Corporation's initial public offering. In addition, on the closing date of such public offering, Holdco agrees to pay (or, at the written request of the Optionholder, irrevocably direct the underwriters to pay) to the Optionholder, by certified cheque, bank draft or wire transfer, (A) an amount equal to 50% of the amount by which (i) the proceeds of the public offering with respect to the sale of the Optioned Shares (net of applicable underwriting commissions and all non-reimbursed and reasonable expenses (provided that such expenses shall not exceed US $100,000 in the aggregate) incurred by them in connection therewith), exceed (ii) the product of (x) Cdn. $14.25 per share, and (y) the total number of Optioned Shares sold pursuant to the public offering, plus (B) a sourcing and structuring fee in an amount equal to 2% of the product of $14.25 and the number of Optioned Shares sold in the public offering (net of applicable underwriting commissions incurred by Holdco and Orbital in connection therewith). If, for any reason, the Public Offering Sale Price cannot be determined on or prior to the

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                  Termination Date, the Optionholder shall continue to have all rights with respect to the Optioned Shares and the Remaining Shares set out in this Option Agreement (including, without limitation, the right to exercise the Option on or prior to the Termination Date), notwithstanding any delivery of a notice in accordance with this Section 5(b). Further, if, for any reason, the Public Offering Sale Price cannot be determined prior to the Termination Date, the Optionholder(s) that exercised its rights pursuant to this Section 5(b) shall promptly pay Holdco and Orbital all non-reimbursed and reasonable expenses (provided that such expenses shall not exceed US $100,000 in the aggregate) incurred by Holdco and Orbital in connection with such public offering. For greater certainty, the parties acknowledge and agree that in no event shall Holdco be required under this Section 5(b) to enter into any underwriting agreement in which the Public Offering Sale Price, net of applicable underwriting commissions incurred by Holdco and Orbital, is less than $14.25 per share.

6. RIGHT OF EACH OPTIONHOLDER. The Optionholders shall be entitled to purchase the following number of Optioned Shares: (i) as to the CAI Entities, 2,650,000 Optioned Shares, proportionate to their respective holdings of common shares of the Corporation on the date of the Letter Agreement and prior to the completion of the transactions contemplated therein, and (ii) as to Numberco, 3,000,000 Optioned Shares (or in such other proportions as any of the CAI Entities and Numberco may otherwise agree among themselves and jointly notify to Holdco).

7.       FEES.

         (a) In connection with any exercise of the Option by an Optionholder in accordance with Section 5(a), or upon any deemed exercise thereof in accordance with Section 3 and upon the delivery of a notice of exercise together with the aggregate amount payable by the Optionholder as set out in
                  Section 3 or Section 5(a) in connection with such exercise, Holdco shall pay the Purchaser that was the original holder of such Option (and, for greater certainty, not to any assignee of the Option), or as it may direct, a sourcing and structuring fee (the "SOURCING AND STRUCTURING FEE") in the amount of 2% of the aggregate amount payable by the Optionholder to Holdco as set out in Section 3 or Section 5(a), as applicable, in connection with such exercise. The Sourcing and Structuring Fee shall be paid to such Purchaser in the manner set out in Section 7(b).

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         (b)      If the Optionholder exercising the Option is the Purchaser that was the original holder of such Option (and, for greater certainty, is not an assignee of the Option) or if, at the time of any deemed exercise thereof in accordance with Section 3, the Optionholder is the Purchaser that was the original holder of such Option (and, for greater certainty, is not an assignee of the Option), the Sourcing and Structuring Fee shall be offset against the amounts otherwise payable to Holdco by the exercising Optionholder. If, on the other hand, the Optionholder exercising the Option is not the Purchaser that was the original holder of such Option (an assignee of the Option), or if, at the time of any deemed exercise thereof in accordance with Section 3, the Optionholder is not the Purchaser that was the original holder of such Option (an assignee of the Option), Holdco shall pay (or, at such Purchaser's written request, irrevocably direct the Optionholder to pay from the amounts otherwise payable by the Optionholder to Holdco) the Sourcing and Structuring Fee to such Purchaser by certified cheque, bank draft or wire transfer.

8.       ANTI-DILUTION.

         (a) If and whenever at any time prior to the expiry date there occurs any of the following events (each a "CAPITAL REORGANIZATION EVENT"):

                  (i) a reclassification of the Common Shares or a capital reorganization of the Corporation or a subdivision or consolidation of the Common Shares; or

                  (ii) an amalgamation, merger or other combination of the Corporation with or into any other Person or any plan of arrangement to which the Corporation is a party; or

                  (iii) the issuance to all or substantially all of the holders of Common Shares of any rights, options, warrants or other similar securities to acquire Common Shares or securities exchangeable or convertible into Common Shares; or

                  (iv) the declaration of a dividend on the Common Shares payable in Common Shares or any right, options, warrants or other similar securities to acquire Common Shares or securities exchangeable or convertible into Common Shares to all or substantially all of the holders of Common Shares; or

                  (v) the making or payment of any other distribution of property or assets, including cash dividends, to all or substantially all of the

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                           holders of Common Shares (excluding normal course
                           cash dividends, in the aggregate not to exceed 10% of the Corporation's annual net profits in any year),

                  then, thereafter if an Optionholder is entitled to acquire Common Shares hereunder at any date subsequent to the record date or the effective date of such Capital Reorganization Event, as appropriate, the Optionholder shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be obtained by him hereunder, the number of Common Shares or other securities or property of the Corporation or of the Person resulting from such Capital Reorganization Event that such Optionholder would have been entitled to receive on such Capital Reorganization Event if, on the record date or the effective date thereof, as the case may be, the Optionholder had already been the registered holder of the number of additional Common Shares then sought to be obtained by him pursuant to the provisions hereof. The entitlement of an Optionholder to receive any rights, options or warrants or other securities referred to in this Section 8 shall, if appropriate, be subject to the payment by the Optionholder of the purchase price thereof and the satisfaction of all other appropriate conditions precedent to the issuance thereof, such entitlement to be determined as though the date for such payment and the fulfilment of such conditions were the date of delivery to the Optionholder of any Common Shares or other securities or property it is entitled to with respect to such Capital Reorganization Event.

         (b) The adjustments provided for herein and the classes of securities or property of the Corporation or any Person which are to be received by an Optionholder hereunder are cumulative. After any adjustment pursuant hereto, the term "Common Shares" where used in this Option Agreement shall be interpreted to mean securities of any class or classes and property that, as a result of all prior adjustments pursuant hereto, an Optionholder is entitled to receive hereunder, and the number of Common Shares to be issued to the Optionholder hereunder shall be interpreted to mean the number and classes of securities and property of the Corporation or any Person which, as a result of all prior adjustments pursuant hereto, the Optionholder is entitled to receive hereunder.

         (c) In addition to the adjustment of the number of Common Shares to which Optionholder would be entitled in (a) above, the Exercise Price, as contemplated elsewhere in this Option Agreement, and for greater certainty, the floor prices set forth in Sections 11(d) and 11(e), shall also be adjusted accordingly to preserve the same economic result.

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9.       RESTRICTIONS ON TRANSFER BY HOLDCO AND ORBITAL.

         (a) During the term of this Option Agreement, Holdco shall not sell, assign, transfer, pledge, encumber or otherwise deal with or dispose of (collectively, a "TRANSFER") any of the Optioned Shares owned by it except in the manner expressly permitted in this Option Agreement, without the prior express written consent of each of the Optionholders.

         (b) During the term of this Option Agreement, Orbital shall ensure that at all times Holdco is directly or indirectly wholly-owned by Orbital and no other Persons and shall not Transfer any of the securities of Holdco owned by it or permit Holdco to issue any securities to any other Person, wind up, consolidate or dissolve or to amalgamate or merge with any other Person, without the prior express written consent of each of the Optionholders. Notwithstanding the foregoing, Orbital shall be entitled to pledge any or all of the securities of Holdco held by it to a bona fide arm's length lender or lenders (the "LENDER") to Orbital from time to time as security for indebtedness of Orbital owed to such Lender provided that such Lender acknowledges in writing to the Optionholders that (i) until a default under the pledge, the pledged securities shall continue to be registered in the name of Orbital and Orbital shall be entitled to exercise all rights in respect thereof (including voting rights and director nomination rights), and (ii) if the Lender commences enforcement proceedings or otherwise realizes on the pledged securities following default, the Lender shall immediately notify the Optionholders and its interest in the pledged securities shall be subject to the provisions of this Option Agreement applicable thereto as and to the same extent as though the Lender were Orbital.

10.      PERMITTED TRANSFERS BY HOLDCO.

         (a) Holdco may transfer all or any of its Optioned Shares to a direct or indirect wholly-owned Subsidiary of Holdco which executes and delivers to the parties and the Custodial Agent, as applicable, a counterpart copy of this Option Agreement and the Pledge and Custodial Agreement or a written agreement in form and substance satisfactory to the other parties and the Custodial Agent, as applicable, agreeing to be bound by the terms and conditions of this Option Agreement and the Pledge and Custodial Agreement as if it were Holdco, provided that no such Subsidiary shall cease to be wholly-owned (directly or indirectly) by Holdco without first transferring all of such Optioned Shares back to Holdco, but in the event of any such transfer Holdco shall continue to be liable for any default in the


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                  performance of any obligations of such Subsidiary under this
                  Option Agreement and the Pledge and Custodial Agreement, as applicable.

         (b) Holdco shall be entitled to transfer Optioned Shares pursuant to the provisions of Section 5(b) and Section 11 hereof.

11.      RIGHT OF FIRST REFUSAL; RESALES BY PURCHASERS, ETC.

         (a) If at any time after the Termination Date and on or prior to June 30, 2002, Holdco is the holder of any Optioned Shares (collectively, including any shares into which such Optioned Shares may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities or property which may be declared in respect thereof, the "REMAINING SHARES") and Holdco desires to sell all or any of the Remaining Shares to a third party with whom Holdco is dealing at Arm's Length, Holdco shall obtain from the third party a bona fide offer (an "OFFER") in writing which Offer shall be irrevocable for a period ending not sooner than the expiration of the 30-day period during which the Optionholders may exercise their purchase rights as set out in Section 11(b), and which Offer it is ready and willing to accept, to purchase all or that portion of the Remaining Shares that it desires to sell on the terms and conditions and for the amount set forth in the Offer by certified cheque, bank draft or wire transfer, and shall give notice in writing to the Optionholders of the receipt of the Offer within 10 days thereof together with a copy thereof.

         (b) The Optionholders shall have the irrevocable right, exercisable by written notice given to Holdco (with a copy to the other Optionholders) within 30 days after the giving of the notice by Holdco, to purchase the Remaining Shares that are the subject matter of the Offer for the amount set forth in the Offer, in the same proportions as the Optionholders are entitled to purchase Optioned Shares as set out in Section 6 (or in such other proportions as any of them may agree among themselves and jointly notify Holdco), and except as set out in this Section 11(b) and Section 11(f), on the terms of the Offer. Subject to Section 11(f), following an exercise of the purchase rights set forth in this Section 11(b) with respect to all (but not less than all) of the Remaining Shares which are subject to the Offer, each Optionholder exercising such rights and Holdco shall complete the purchase and sale of such Remaining Shares (including the making of all payments required in connection with such exercise in accordance with
                  Section 13, and all deliveries set out in Section 12) on the date specified by the exercising Optionholder that is not later than 30 days following the


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                                      -11-

                  earlier of (i) the expiration of the 30-day period during which the Optionholders may exercise their purchase rights as set out in this Section 11(b) and (ii) the date on which the exercise notice is given pursuant to this Section 11(b). If the consideration for the Remaining Shares as set out in the Offer involves a transfer of property other than cash, then the Optionholders shall be entitled, in lieu of transferring such non-cash property as a part of the purchase, to pay the cash equivalent of such property, which shall be the fair market value thereof as at the date of the exercise by the Optionholder(s) of its purchase rights hereunder and as is reasonably determined by the exercising Optionholder(s) and Holdco in good faith, or if they are unable to agree on such fair market value, by Arthur Anderson (or if it is unable or unwilling to act with respect to such determination, by Ernst and Young, or if both Arthur Anderson and Ernst and Young are unable or unwilling to act, such other firm as they shall jointly designate). The costs of any such determination shall be shared equally between the exercising Optionholders on the one hand and Holdco on the other hand. Unless the purchase rights set forth in this Section 11(b) are exercised with respect to all of the Remaining Shares that are the subject of the Offer, Section 11(c) shall apply.

         (c) If following compliance with Section 11(b) there shall remain Remaining Shares that are the subject matter of the Offer which no Optionholder has elected to purchase, the exercise by any Optionholder of its rights pursuant to Section 11(b) shall be null and void, and Holdco may accept the Offer and complete the transaction with the said third party, in each case, only with respect to the Remaining Shares that are the subject of the Offer in accordance with the terms and conditions of such third party's Offer, provided that if the sale of such Remaining Shares to the third party is not completed within 90 days following the expiration of the 30-day period during which the Optionholders may exercise their purchase rights as set out in Section 11(b), the provisions of Section 11(b) shall again apply to any proposed sale of such Remaining Shares. The Optionholders, before instructing the Custodial Agent to release the Remaining Shares to be transferred to the third party, shall be entitled to require proof that the sale is taking place in accordance with the third party's Offer and Holdco agrees that it shall not be entitled to have such shares released before it has furnished such proof and made arrangements with the Optionholders satisfactory to them for the immediate payment, of the amounts, if any, payable by Holdco to them pursuant to Section 11(d) with respect to any such sale.


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                                      -12-

         (d) If at any time on or prior to June 30, 2002, Holdco completes the sale of any Remaining Shares to a third party in accordance with Section 11(c) for a net price per Remaining Share (the "HOLDCO SALE PRICE") that exceeds Cdn. $15.00 (as the same may be adjusted as set out below, the "HOLDCO FLOOR PRICE"), then immediately following the completion of any such sale, Holdco shall pay to the Purchasers (and, for greater certainty, not to any assignee hereof) pro rata to their respective holdings of Common Shares on the date of the Letter Agreement and prior to the completion of the transactions contemplated therein (or in such other proportions as they may agree among themselves and jointly notify Holdco) by certified cheque, bank draft or wire transfer, an amount per remaining share sold that is equal to 50% of the amount by which the Holdco Sale Price exceeds the Holdco Floor Price. For purposes hereof, if there occurs one or more Capital Reorganization Events on or prior to June 30, 2002, the Holdco Floor Price shall be adjusted with respect to each such Capital Reorganization Event in the manner set out in Section 8(c), mutatis mutandis. This Section 11(d) shall, for greater certainty, also not apply to any sale of shares by Holdco pursuant to a public offering as described in Section 5(b).

         (e) If at any time on or prior to June 30, 2002, a Purchaser has acquired any Common Shares pursuant to the exercise of the Options and such Purchaser completes the sale of any of such Common Shares to a third party on or before June 30, 2002 for a net price per Common Share (the "OPTIONHOLDER SALE PRICE") that exceeds Cdn. $14.25 (as the same may be adjusted as set forth below, the "OPTIONHOLDER FLOOR PRICE"), then immediately following the completion of any such sale, the Purchaser shall pay to Holdco in accordance with Section 13, as additional consideration for the exercise of the Options, an amount per each such Common Share sold by the Purchaser in such third party sale, that is equal to 50% of the amount by which the Optionholder Sale Price exceeds the Optionholder Floor Price. For purposes hereof, if there occurs one or more Capital Reorganization Events on or prior to June 30, 2002, the Optionholder Floor Price shall be adjusted with respect to each such Capital Reorganization Event in the manner set out in Section 8(c), mutatis mutandis. In the alternative, in the event any Purchaser (and, for greater certainty, not any subsequent Optionholder) sells any Option to a third party prior to the exercise of such Option, such Purchaser shall pay to Holdco in accordance with Section 13 an amount that is equal to 50% of all net proceeds from such sale. The provisions of this Section 11(e) shall not apply to any subsequent exercise of any such Option or to any sale by a third party of such Option or of Common Shares which are acquired pursuant to the exercise of any Option which was sold to such third party in accordance with this Section 11(e). This Section 11(e) shall, for greater certainty, also not apply to any sale of shares by Holdco pursuant to a public offering as described in
                  Section 5(b).

         (f) Notwithstanding Section 11(b), the parties acknowledge and agree that (i) an Optionholder's obligation to complete any purchase under this Section 11 shall be subject, in any event, to its receipt of all necessary third party consents required under any contracts to which the Corporation or any subsidiary is a party and all governmental and regulatory consents and approvals in connection therewith, and (ii) the date on which an Optionholder is required to complete any purchase of Remaining Shares in accordance with Section 11(b) shall be extended, as is necessary, for the Optionholder to obtain such consents and approvals for a period of not more than 60 days from the expiry of the 30 day notice period set out in Section 11(b). In the event that any such third party, governmental or regulatory consents or approvals are needed, the Optionholders, agree to use their reasonable efforts to obtain such consents or approvals as promptly as possible and Orbital and Holdco agree to fully co-operate with the Optionholders with respect to obtaining such consents.

         (g) In connection with any sale of Common Shares by Holdco or any Purchaser which is subject to Sections 11(d) or (e), the seller of the Common Shares shall deliver a certificate to the other parties to this Option Agreement certifying that the sale of such Common Shares was made pursuant to an arm's length transaction and that the seller of such Common Shares is not entitled to any consideration in respect of such sale (including, without limitation, any undisclosed fees or rights to share in, or receive any other compensation in respect of, any future proceeds resulting from resales of such shares by the third party buyer) other than the Optionholder Sale Price or the Holdco Sale Price, as applicable, and any other consideration disclosed in such certificate. Any such consideration disclosed in the certificate shall, if and when received, be treated as part of the Optionholder Sale Price or the Holdco Sale Price, as applicable, and appropriate payments shall be made with respect thereto as contemplated in Section 11(d) and 11(e), as the case may be. This Section 11(g) shall survive the termination of this Agreement.

12.      SALE PROVISIONS.

         At or prior to the completion of any sale of Remaining Shares pursuant to Section 11(b), Holdco shall:

         (a) assign and transfer to the purchaser the Remaining Shares to be sold and deliver the share certificate(s) representing such Remaining Shares either endorsed in blank or accompanied by a duly completed, transferable stock power of attorney (with signatures "medallion" guaranteed and together with any other documents required by MDA's transfer agent in connection with such purchase);

         (b) do all other things required in order to deliver good and marketable title to the Remaining Shares to be sold to the purchaser free and clear of any encumbrances whatsoever;

         (c) deliver to the parties hereto and the purchaser all necessary documents (which documents shall be in form and substance reasonably satisfactory to the purchaser) required to comply fully with the intent of this Option Agreement; and

         (d) if at completion, the Remaining Shares to be sold by Holdco are not free and clear of all encumbrances, the purchaser may, without prejudice to any other rights which it may have, purchase the Remaining Shares from Holdco subject to such encumbrances and, in such event, the purchaser shall, at completion, assume all obligations and liabilities with respect to such encumbrances and the purchase price payable by the purchaser for the Remaining Shares shall be satisfied, in whole or in part, as the case may be, by such assumption or payment and the amount so assumed or paid, as determined by the purchaser acting reasonably and upon prior written notice to Holdco, shall be deducted from the purchase price payable to Holdco at completion; provided, however, that if Holdco has given notice to the purchaser that it is contesting any such encumbrance in good faith, then the purchaser will not make any such payment until such contest is resolved, unless it is required to do so in accordance with any applicable law.

13. PAYMENTS. Upon the written request of Holdco given to an Optionholder not less than two Business Days prior to the date that any amount is required to be paid to Holdco in accordance with this Agreement, the Optionholder shall pay when such amount is due, the U.S. dollar equivalent (based on a rate of exchange available to the Optionholder at its bank on the Business Day prior to the date such amount is due) of such amount, net of any foreign exchange costs actually incurred by it. All payments to Holdco hereunder shall be made by certified check, bank draft or wire transfer, as Holdco may designate in writing at least two Business Days' prior to the date that each payment is due.

14. TRANSFERS. This Option Agreement and all rights hereunder may be transferred or assigned in whole or in part by a Purchaser or an Optionholder without the prior written consent of Holdco, provided that if such assignment includes an assignment of rights under Section 11(b), such assignment shall not result in the applicability of additional third party, governmental consents or regulatory consents or approvals which would reasonably be expected to delay the completion of the purchase and sale of such shares under such Section for a period in excess of 60 days.

15. LIABILITY OF HOLDCO. Subject to the provisions of applicable law, the Optionholders shall be entitled to the rights and privileges attaching to the Options and the Remaining Shares set forth in this Option Agreement, and the transfer of Common Shares by Holdco upon the exercise of Options or the rights set out in Sections 11(b) or (d) by the Optionholders in accordance with the terms and conditions herein contained, shall discharge the responsibilities of Holdco to such extent.

16. SHAREHOLDING. Unless otherwise agreed to in writing by the Optionholders, Holdco shall be the registered and beneficial owner of Optioned Shares and the Remaining Shares free and clear of all liens or encumbrances (other than pursuant to the arrangements described in Section 18) so as to permit the Optionholders to obtain Optioned Shares and the Remaining Shares and other securities and/or rights which they are entitled to acquire upon the exercise of the rights conferred hereunder.

17. TRANSFER OF OPTIONS BY OPTIONHOLDERS. The Optionholders may transfer and assign their respective rights under this Option Agreement to a U.S. commercial bank or stockbroker of their choice as their respective agent at the time that the pledge of shares referred to below is entered into. In connection with this transfer, Orbital, Holdco and the Optionholders agree (i) to make any reasonable non-economic amendments which may be requested by the U.S. commercial bank or stockbroker, (ii) to fully indemnify, in connection with its custodial obligations, the U.S. commercial bank or stockbroker (except for wilful default of its obligations), and (iii) that any transfer pursuant to this Section 17 shall not be deemed a sale to a third party for purposes of Section 11(e) and the provisions of Section 11(e) shall apply, mutatis mutandis, to any sale of Common Shares or the Option by the transferee under this Section 17 as if such transferee were an Optionholder.

18.      PLEDGE OF SHARES.

         (a) To secure the performance of the obligations of Holdco hereunder, Holdco agrees to immediately pledge and grant a security interest in the Optioned Shares and the Remaining Shares and shall deliver, pledge and grant a security interest in form and substance satisfactory to the Optionholders to the U.S. commercial bank or stockbroker selected above as agent for the Optionholders (the "CUSTODIAL AGENT"), and place in the custody of the Custodial Agent, in accordance with the provisions of the pledge and custodial agreement (as the same may be modified by any supplemental direction, amended or replaced from time to time, the "PLEDGE AND CUSTODIAL AGREEMENT") dated as of June 12, 2000 among Holdco, the Optionholders, and RBC Dominion Securities Corporation (a copy of which is attached hereto as Schedule "A"), certificates representing the Optioned Shares (and, as applicable, the Remaining Shares).

         (b) Upon the execution of this Option Agreement, Holdco and the Optionholders shall execute and deliver irrevocable instructions to the Custodial Agent substantially in the form of Schedule "B" hereto. Holdco and the Optionholders further agree that, effective as of the date of this Option Agreement,
                  (i) all references in the Pledge and Custodial Agreement to the Secondary Option Agreement shall be deemed to refer to this Agreement, (ii) all references in the Pledge and Custodial Agreement to "Pledged Shares" shall be deemed to refer to the Optioned Shares and, as applicable, the Remaining Shares, (iii) the provisions of Section 7 of the Pledge and Custodial Agreement shall be of no force and effect, (iv) in the event of any inconsistency between any provision of, on the one hand, the Pledge and Custodial Agreement and, on the other hand, any provision of this Option Agreement or the Letter Agreement, the terms of this Option Agreement or the Letter Agreement, as applicable, shall be determinative, and
                  (v) Holdco and the Optionholders will provide any instructions to the Custodial Agent which are necessary or appropriate to effectuate the terms of this Section 18(b).

19. AMENDMENT. The terms of this Option Agreement may be amended, subject to all required regulatory approvals, by agreement among Orbital (as applicable), Holdco and the Optionholders.

20. ASSIGNMENT. This Option Agreement shall, subject to compliance with the provisions hereof, enure to the benefit of the Optionholders and their respective successors and assigns and shall be binding upon Orbital and Holdco and their successors and permitted assigns (whether by way of amalgamation, merger, plan of arrangement or divestiture). Orbital and Holdco may only assign their respective rights and obligations hereunder with the prior written consent of the Optionholders.

21. NOTICE. Except as otherwise expressly provided in this Agreement, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been given or made when delivered by hand or sent by facsimile (if promptly confirmed by mail):

         (a) If to Orbital, if delivered by hand or sent by facsimile to its offices at 21700 Atlantic Blvd., Dulles, Virginia 20166,
                  Attention: Legal Department, Fax: (703) 406-5572 or to such other address as Orbital may from time to time hereafter designate by written notice given hereunder;

         (b) If to the CAI Entities, if delivered by hand or sent by facsimile to them c/o CAI Managers & Co., L.P., 767 5th Avenue, 5th Floor, New York, New York 10153 U.S.A., Attention:
                  Manfred Yu, Fax: (212) 319-0232 or such other address as the CAI Entities may from time to time hereafter designate by written notice given hereunder;

         (c) If to Numberco, if delivered by hand or sent by facsimile to it c/o McCullough O'Connor Irwin 1100-888 Dunsmuir Street, Vancouver, British Columbia V6C 3K4, Attention: Jonathan McCullough, Fax: (604) 687-7099 or such other address as Numberco may from time to time hereafter designate by written notice given hereunder; and

         (d) If to Holdco, if delivered by hand or sent by facsimile to MDA Holdings Corporation c/o Orbital Sciences Corporation, 21700 Atlantic Boulevard, Dulles, Virginia, 20166, Attention: Legal Department, Fax (703) 406-5572 or to such other address as Holdco may from time to time hereafter designate by written notice given hereunder.

22. GOVERNING LAW. This agreement and the Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

23. COMPLIANCE. Orbital shall cause Holdco to comply with its obligations hereunder and shall be responsible for any failure by Holdco to do so.

24. NUMBERCO. Numberco acknowledges and agrees that it is acting as bare trustee and agent for an investor, the identity of which has been disclosed to the other parties hereto, and that it will not hold the investor's Common Shares and the rights under this Agreement for the benefit of any other person without the prior written consent of the other parties, such consent not to be unreasonably withheld. Such investor shall be entitled to the rights and subject to the obligations of Numberco hereunder directly. Numberco shall at all times be controlled by such investor. Nothing in this
         Section 24 shall prejudice Numberco's rights under Section 20.

25. OPERATIVE DATE. If the date for the happening of an event shall fall on a day which is not a Business Day, then that event shall occur on the next day following which is a Business Day.

26. TERMINATION. This Agreement shall terminate on July 1, 2002. The termination of this Agreement at such time shall have no effect upon any obligation of any party to satisfy any obligations owing by it under this Agreement prior to the date of such termination.

27. REPRICING. The parties acknowledge and agree that it is intended that the price per share for the Optioned Shares and the Remaining Shares does not exceed 115% of the "market price" of the Common Shares determined in accordance with the regulations under the Securities Act (Ontario) and that any recalculation of "market price" would be inappropriate in the circumstances. However, the parties agree that if any regulatory authority or court of competent jurisdiction decides at any time to recalculate the "market price" and as a result determines that the price per share exceeds such 115% of the "market price", the price per share will be reduced to that price which is either (a) determined by such court or regulatory authority to be 115% of the "market price", or (b) the price which the parties, acting in good faith, believe to be 115% of the "market price". If necessary, Holdco agrees to refund such amount to the Purchasers as is required to comply with the foregoing. For greater certainty, this provision shall survive the consummation of the transactions contemplated hereby and any termination of this Agreement.

28. ENTIRE AGREEMENT. This Option Agreement, the Pledge and Custodial Agreement and the Letter Agreement constitute the entire agreement between the parties to this Option Agreement with respect to the matters referred to herein and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties with respect thereto. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the parties to this Option Agreement in connection with the subject matter of this Option Agreement except as specifically set forth herein and therein and none of such parties has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Option Agreement, the Pledge and Custodial Agreement and the Letter Agreement. In the event that any provision of this Option Agreement is inconsistent with any provision of the Pledge and Custodial Agreement or the Letter Agreement, the provisions of this Option Agreement shall supersede and take precedence over any such other provision.

29. COUNTERPARTS. This Option Agreement may be executed in one or more counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF Holdco, Orbital and the Optionholders have caused this Option Agreement to be signed by their respective duly authorized officers as of May 30, 2001.


                                                       CAI CAPITAL PARTNERS AND COMPANY II, L.P. BY ITS GENERAL
                                                       PARTNER CAI CAPITAL PARTNERS GP & CO., L.P., BY ONE OF
                                                       ITS GENERAL PARTNERS MANTHING II CO.


                                                       By:
                                                               ---------------------------------------------------
                                                               Name:       Manfred Yu
                                                               Title:      President


                                                       CAI PARTNERS AND COMPANY II,  L.P. BY ITS GENERAL PARTNER
                                                       CAI PARTNERS GP & CO., L.P., BY ONE OF ITS GENERAL
                                                       PARTNERS, MANTHING II CO.


                                                       By:
                                                               ---------------------------------------------------
                                                               Name:       Manfred Yu
                                                               Title:      President


                                                       CAI CAPITAL PARTNERS AND COMPANY II-C, L.P., BY ITS
                                                       GENERAL PARTNER CAI CAPITAL PARTNERS GP II-C INC.


                                                       By:
                                                               ---------------------------------------------------
                                                               Name:       Manfred Yu
                                                               Title:      Assistant Secretary


                                                       597858 B.C. LTD., AS AGENT


                                                       By:
                                                               ---------------------------------------------------
                                                               Name:       Randall Mullan
                                                               Title:      Director

                                                       MDA HOLDINGS CORPORATION


                                                       By:
                                                               ---------------------------------------------------
                                                               Name:
                                                               Title:


                                                       ORBITAL SCIENCES CORPORATION (AS TO SECTIONS
                                                       5(b), 9(b), 11(f), 19, 20, 21, 23 AND 28 ONLY)


                                                       By:
                                                               ---------------------------------------------------
                                                               Name:
                                                               Title:

                               TRANSFER OF OPTION

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________, Options held by the undersigned to acquire __________________________________ Common Shares of MacDonald, Dettwiler and Associates Ltd. represented hereby and irrevocably constitutes and appoints ____________________________the attorney of the undersigned to transfer the said Options with full power of substitution hereunder.


         DATED the                           day of                    ,                         .
                   -------------------------        -------------------  ------------------------


----------------------------------------------       ----------------------------------------------------
Witness                                                     Authorized Signatory of Optionholder

                                  EXERCISE FORM

TO:      MACDONALD, DETTWILER AND ASSOCIATES LTD. AND MDA HOLDINGS CORPORATION

         The undersigned hereby exercises the right to acquire       of      the
Common Shares of MacDonald, Dettwiler and Associates Ltd. (the "Corporation") (or such number of other securities, money or property to which the Option Agreement entitles the undersigned, in lieu thereof or in addition thereto, according to the terms thereof) from MDA Holdings Corporation or its permitted assignee:

Such securities, money or property are to be transferred as follows:

Name:
(Print Clearly)
               -----------------------------------------------------------------

Address in Full
               -----------------------------------------------------------------

Number or percentage of Common Shares:

--------------------------------------------------------------------------------


         DATED the                           day of                    ,                         .
                   -------------------------       --------------------  ------------------------



                                            ------------------------------------
                                            Authorized Signatory of Optionholder


                                            ------------------------------------
                                            Print full name

                                  SCHEDULE "A"
                     FORM OF PLEDGE AND CUSTODIAL AGREEMENT

                                  SCHEDULE "B"
                              IRREVOCABLE DIRECTION

TO: RBC DOMINION SECURITIES CORPORATION (THE "CUSTODIAL AGENT") ONE LIBERTY PLAZA, 165 BROADWAY, NEW YORK, NY 10006-1404
                  ATTENTION: ROGER A. BLISETT, TELECOPIER NUMBER (212) 858-7468 WITH A COPY TO MICHAEL FROMMER (212) 858-7435

RE:               PLEDGE AND CUSTODIAL AGREEMENT - HOLDING OF PLEDGED SECURITIES


--------------------------------------------------------------------------------


         We refer to the Pledge and Custodial Agreement (the "PLEDGE AND CUSTODIAL AGREEMENT") dated July 12, 2000 among MDA Holdings Corporation ("HOLDCO"), the Custodial Agent, CAI Capital Partners and Company, II, L.P., CAI Partners and Company II L.P., CAI Capital Partners and Company II-C, L.P. and 597858 B.C. Limited (collectively, the "OPTIONHOLDERS") pursuant to which the Custodial Agent agreed to act as agent of the Optionholders for the purpose of holding certain common shares (the "PLEDGED SHARES") in the capital of MacDonald Dettwiler and Associates Ltd. that were pledged to it in accordance with the terms of a secondary option agreement dated June 29, 2000 between the same parties, as the same was amended and restated on the date hereof (the "OPTION AGREEMENT").

         In accordance with the Option Agreement, 5,650,000 of the Pledged Shares will continue to be pledged by Holdco to the Optionholders and are hereby delivered to you to be held by you in accordance with the Pledge and Custodial Agreement. Each of the undersigned hereby directs you to hold such Pledged Shares in accordance with the terms of the Pledge and Custodial Agreement.

         This shall be your good, sufficient and irrevocable authority for doing the foregoing.

         This irrevocable direction may be executed in one or more counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         DATED this ____ day of May, 2001.




                                                            CAI CAPITAL PARTNERS AND COMPANY II, L.P.


                                                            By:
                                                                   -----------------------------------------------
                                                                   Name:
                                                                   Title:

                                                            CAI PARTNERS AND COMPANY II, L.P.


                                                            By:
                                                                   -----------------------------------------------
                                                                   Name:
                                                                   Title:


                                                            CAI CAPITAL PARTNERS AND COMPANY II-C, L.P.


                                                            By:
                                                                   -----------------------------------------------
                                                                   Name:
                                                                   Title:


                                                            597858 B.C. LTD.


                                                            By:


                                                                   -----------------------------------------------
                                                                   Name:
                                                                   Title:

                                                            MDA HOLDINGS CORPORATION


                                                            By:
                                                                   -----------------------------------------------
                                                                   Name:
                                                                   Title: